Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2019 Financial Results

Wilmington, DE – October 24, 2019 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2019.

Highlights

•	The Bancorp earned $0.36 diluted earnings per share ($0.38 adjusted diluted earnings per share excluding a third quarter 2019 SEC settlement of $1.4 million), representing a 62% increase over third quarter 2018. *

•	Net interest margin increased to 3.35% for the quarter ended September 30, 2019, compared to 3.22% for the quarter ended September 30, 2018.

•	Net interest income increased 23% to $37.6 million for the quarter ended September 30, 2019, compared to $30.6 million for the quarter ended September 30, 2018.

•	Average loans and leases, including loans held for sale, increased 31% to $2.6 billion for the quarter ended September 30, 2019, compared to $2.0 billion for the quarter ended September 30, 2018.

•	Prepaid card and related fees increased 22% to $16.1 million for the quarter ended September 30, 2019, compared to $13.2 million for the quarter ended September 30, 2018. Gross dollar volume, representing total spend on cards, increased 38%.

•	ACH (Automated Clearing House), card and other payment processing fees increased 14%, to $2.6 million for the quarter ended September 30, 2019, compared to $2.3 million for the quarter ended September 30, 2018.

•	SBLOC (securities-backed lines of credit) and IBLOC (insurance backed lines of credit) loans increased 18% year over year and 10% quarter over second quarter 2019 to $920.5 million at September 30, 2019.

•	Small Business Administration (“SBA”) loans, including those held-for-sale, increased 22% year over year and 8% over second quarter 2019 to $559 million at September 30, 2019.

•	The rate on $4.5 billion of average deposits and interest-bearing liabilities in the third quarter of 2019 was 0.96%. Average prepaid card deposits of $2.5 billion for third quarter 2019, reflected an increase of 18% over the $2.1 billion for the quarter ended September 30, 2018.

•	Consolidated leverage ratio was 9.36% at September 30, 2019. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

•	Book value per common share at September 30, 2019 was $8.52 per share compared to $6.95 a year earlier, an increase of 22%.

* In the third quarter of 2018, The Bancorp reported $1.07 diluted earnings per share, which included a $65.0 million gain on sale on the safe harbor IRA portfolio. After applying the 26% tax rate in that period, subtracting the net gain of $48 million resulted in adjusted earnings per share of $0.23. The third quarter 2019 $0.38 adjusted earnings per share divided by the third quarter 2018 $0.23 adjusted earnings per share resulted in an increase of 62%.

Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “This quarter we experienced across the board increases in both spread and fee income driven by significantly higher loan balances, and continued acceleration in the year over year Gross Dollar Volume of payment transactions. Based on our current momentum, we now have better visibility into next year and have set a minimum target of $1.25 earnings per share for 2020.”

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The Bancorp reported net income of $20.4 million, or $0.36 income per diluted share, for the quarter ended September 30, 2019, compared to net income of $61.3 million, or $1.07 income per diluted share, for the quarter ended September 30, 2018, which included approximately $0.84 earnings per share resulting from the sale of the Company’s safe harbor IRA portfolio. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.36%, 25.09%, 25.64% and 25.09%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Recent Developments

On October 22, 2019, certain ACH transactions were returned from another financial institution, resulting in a receivable in the amount of $11.2 million on the books of The Bancorp Bank (“the Bank”), which amount is net of $5.5 million in funds on deposit which the Bank believes it can offset against the receivable. The returns resulted from the failure by an ACH customer to properly fund its disbursements. The Bank is working with the relevant parties to resolve the issue as soon as possible. Any amounts not recovered from those responsible parties or reimbursed by the Bank’s insurance carriers will result in a loss to the Bank.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 25, 2019 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 4468437. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 1, 2019 by dialing 855.859.2056, access code 4468437.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. These risks and uncertainties could cause actual results, performance or achievements to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

aviroslav@thebancorp.com

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Financial highlights
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Condensed income statement	2019	2018	2019	2018
	(dollars in thousands except per share data)

Net interest income	$37,560	$30,632	$106,109	$90,240
Provision for loan and lease losses	650	1,060	2,950	2,660
Non-interest income
Service fees on deposit accounts	8	402	69	3,624
ACH, card and other payment processing fees	2,590	2,281	7,414	6,275
Prepaid card and debit card and related fees	16,134	13,204	48,137	41,559
Net realized and unrealized gains on commercial loans originated for sale	13,704	8,999	24,319	20,274
Change in value of investment in unconsolidated entity	—	(78)	—	(2,981)
Leasing related income	589	758	2,311	2,353
Affinity fees	—	84	—	271
Gain on sale of IRA portfolio	—	65,000	—	65,000
Other non-interest income	490	320	1,379	730
Total non-interest income	33,515	90,970	83,629	137,105
Non-interest expense
Salaries and employee benefits	24,526	19,243	70,192	59,213
Data processing expense	1,192	1,380	3,684	4,741
Legal expense	1,466	1,610	4,324	5,811
FDIC Insurance	860	2,241	4,884	7,389
Software	3,199	3,593	9,180	9,879
SEC settlement	1,400	—	1,400	—
Lease termination expense	—	—	908	395
Other non-interest expense	9,408	9,232	26,227	26,230
Total non-interest expense	42,051	37,299	120,799	113,658
Income from continuing operations before income taxes	28,374	83,243	65,989	111,027
Income tax expense	7,975	21,942	17,585	29,550
Net income from continuing operations	20,399	61,301	48,404	81,477
Discontinued operations
Income (loss) from discontinued operations before income taxes	151	(370)	1,875	(264)
Income tax expense (benefit)	125	(346)	574	(345)
Net income (loss) from discontinued operations, net of tax	26	(24)	1,301	81
Net income	$20,425	$61,277	$49,705	$81,558

Net income per share from continuing operations - basic	$0.36	$1.09	$0.85	$1.45
Net income per share from discontinued operations - basic	$—	$—	$0.02	$—
Net income per share - basic	$0.36	$1.09	$0.87	$1.45

Net income per share from continuing operations - diluted	$0.36	$1.07	$0.85	$1.43
Net income per share from discontinued operations - diluted	$—	$—	$0.02	$—
Net income per share - diluted	$0.36	$1.07	$0.87	$1.43
Weighted average shares - basic	56,907,815	56,442,222	56,712,084	56,309,390
Weighted average shares - diluted	57,413,297	57,103,301	57,152,371	57,084,844
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Balance sheet	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$24,068	$27,450	$2,440	$2,245
Interest earning deposits at Federal Reserve Bank	932,440	284,823	551,862	710,816
Securities sold under agreements to resell	—	—	—	64,518
Total cash and cash equivalents	956,508	312,273	554,302	777,579

Investment securities, available-for-sale, at fair value	1,382,437	1,361,779	1,236,324	1,274,417
Investment securities, held-to-maturity	84,399	84,414	84,432	84,433
Commercial loans held for sale, at fair value	489,240	934,452	688,471	308,470
Loans, net of deferred fees and costs	1,683,377	1,561,451	1,501,976	1,496,773
Allowance for loan and lease losses	(10,360)	(9,989)	(8,653)	(8,092)
Loans, net	1,673,017	1,551,462	1,493,323	1,488,681
Federal Home Loan Bank & Atlantic Community Bancshares stock	4,342	6,342	1,113	1,113
Premises and equipment, net	17,857	17,380	18,895	17,686
Accrued interest receivable	13,898	14,567	12,753	11,621
Intangible assets, net	2,698	3,081	3,846	4,229
Other real estate owned	—	—	—	405
Deferred tax asset, net	13,006	14,574	21,622	40,991
Investment in unconsolidated entity	49,431	58,012	59,273	64,212
Assets held for sale from discontinued operations	162,098	169,109	197,831	226,026
Other assets	94,605	76,123	65,726	60,337
Total assets	$4,943,536	$4,603,568	$4,437,911	$4,360,200

Liabilities:
Deposits
Demand and interest checking	$3,844,747	$3,964,905	$3,904,638	$3,540,605
Savings and money market	25,950	26,841	31,076	317,453
Time deposits	475,000	—	—	—
Total deposits	4,345,697	3,991,746	3,935,714	3,858,058

Securities sold under agreements to repurchase	93	93	93	158
Short-term borrowings	—	45,000	—	—
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	41,166	41,334	41,674	41,841
Other liabilities	59,005	53,862	40,253	54,868
Total liabilities	$4,459,362	$4,145,436	$4,031,135	$3,968,326

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 56,910,521 and 56,446,088 shares issued and outstanding at September 30, 2019 and 2018, respectively	56,911	56,875	56,446	56,446
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	370,113	368,771	366,181	365,749
Accumulated earnings (deficit)	48,888	28,463	(817)	(7,936)
Accumulated other comprehensive income (loss)	9,128	4,889	(14,168)	(21,519)
Total shareholders' equity	484,174	458,132	406,776	391,874

Total liabilities and shareholders' equity	$4,943,536	$4,603,568	$4,437,911	$4,360,200
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Average balance sheet and net interest income	Three months ended September 30, 2019			Three months ended September 30, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,608,427	$35,103	5.38%	$1,980,814	$24,708	4.99%
Leases - bank qualified*	14,067	252	7.17%	19,343	346	7.16%
Investment securities-taxable	1,429,222	10,485	2.93%	1,362,529	10,906	3.20%
Investment securities-nontaxable*	6,172	54	3.50%	8,145	63	3.09%
Interest earning deposits at Federal Reserve Bank	474,499	2,545	2.15%	445,765	2,239	2.01%
Federal funds sold and securities purchased under agreement to resell	—	—	—	64,186	480	2.99%
Net interest earning assets	4,532,387	48,439	4.27%	3,880,782	38,742	3.99%

Allowance for loan and lease losses	(9,988)			(7,971)
Loans held for sale from discontinued operations	145,347	1,609	4.43%	233,732	2,295	3.93%
Other assets	389,718			141,204
	$5,057,464			$4,247,747

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,920,984	$7,644	0.78%	$3,418,878	$6,224	0.73%
Savings and money market	26,444	52	0.79%	419,121	1,466	1.40%
Time	269,464	1,338	1.99%	—	—	0.00%
Total deposits	4,216,892	9,034	0.86%	3,837,999	7,690	0.80%

Short-term borrowings	256,945	1,595	2.48%	25,602	148	2.31%
Securities sold under agreements to repurchase	93	—	0.00%	160	—	0.00%
Subordinated debentures	13,401	186	5.55%	13,401	186	5.55%
Total deposits and liabilities	4,487,331	10,815	0.96%	3,877,162	8,024	0.83%

Other liabilities	98,980			8,374
Total liabilities	4,586,311			3,885,536

Shareholders' equity	471,153			362,211
	$5,057,464			$4,247,747
Net interest income on tax equivalent basis*		$39,233			$33,013

Tax equivalent adjustment		64			86

Net interest income		$39,169			$32,927
Net interest margin *			3.35%			3.22%

* Full taxable equivalent basis, using a statutory rate of 21% for 2019 and 2018.
** Includes loans held for sale.

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Average balance sheet and net interest income	Nine months ended September 30, 2019			Nine months ended September 30, 2018
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Loans net of deferred fees and costs **	$2,365,317	$95,001	5.36%	$1,918,950	$69,451	4.83%
Leases - bank qualified*	15,755	947	8.01%	20,192	1,017	6.72%
Investment securities-taxable	1,394,234	32,649	3.12%	1,391,175	31,375	3.01%
Investment securities-nontaxable*	6,771	168	3.31%	8,907	201	3.01%
Interest earning deposits at Federal Reserve Bank	439,414	7,502	2.28%	468,691	6,166	1.75%
Federal funds sold and securities purchased under agreement to resell	—	—	—	64,234	1,369	2.84%
Net interest earning assets	4,221,491	136,267	4.30%	3,872,149	109,579	3.77%

Allowance for loan and lease losses	(9,537)			(7,378)
Loans held for sale from discontinued operations	157,630	5,293	4.48%	269,857	6,888	3.40%
Other assets	347,363			197,114
	$4,716,947			$4,331,742

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,901,661	$25,260	0.86%	$3,463,756	$15,547	0.60%
Savings and money market	28,073	129	0.61%	469,511	2,751	0.78%
Time	90,808	1,338	1.96%	—	—	0.00%
Total deposits	4,020,542	26,727	0.89%	3,933,267	18,298	0.62%

Short-term borrowings	137,860	2,624	2.54%	17,367	261	2.00%
Securities sold under agreements to repurchase	92	—	0.00%	178	—	0.00%
Subordinated debentures	13,401	573	5.70%	13,401	524	5.21%
Total deposits and liabilities	4,171,895	29,924	0.96%	3,964,213	19,083	0.64%

Other liabilities	99,577			9,517
Total liabilities	4,271,472			3,973,730

Shareholders' equity	445,475			358,012
	$4,716,947			$4,331,742
Net interest income on tax equivalent basis*		$111,636			$97,384

Tax equivalent adjustment		234			256

Net interest income		$111,402			$97,128
Net interest margin *			3.40%			3.15%

* Full taxable equivalent basis, using a statutory rate of 21% for 2019 and 2018.
** Includes loans held for sale.
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Allowance for loan and lease losses:	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2019	2018	2018
	(dollars in thousands)
Balance in the allowance for loan and lease losses at beginning of period (1)	$8,653	$7,096	$7,096

Loans charged-off:
SBA non-real estate	995	1,081	1,348
SBA commercial mortgage	—	157	157
Direct lease financing	391	531	637
Other consumer loans	3	19	21
Total	1,389	1,788	2,163

Recoveries:
SBA non-real estate	94	46	57
SBA commercial mortgage	—	13	13
Direct lease financing	51	64	64
Other consumer loans	1	1	1
Total	146	124	135
Net charge-offs	1,243	1,664	2,028
Provision charged to operations	2,950	2,660	3,585

Balance in allowance for loan and lease losses at end of period	$10,360	$8,092	$8,653
Net charge-offs/average loans	0.05%	0.09%	0.10%
Net charge-offs/average loans (annualized)	0.06%	0.11%	0.10%
Net charge-offs/average assets	0.02%	0.04%	0.05%
(1) Excludes activity from assets held for sale from discontinued operations.

Loan portfolio:	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
	(in thousands)
SBA non-real estate	$84,181	$75,475	$76,340	$74,408
SBA commercial mortgage	209,008	189,427	165,406	166,432
SBA construction	38,116	29,298	21,636	17,978
SBA loans *	331,305	294,200	263,382	258,818
Direct lease financing	412,755	407,907	394,770	395,976
SBLOC / IBLOC**	920,463	837,672	785,303	778,552
Other specialty lending	3,167	3,432	31,836	40,799
Other consumer loans ***	6,388	7,898	16,302	12,172
	1,674,078	1,551,109	1,491,593	1,486,317
Unamortized loan fees and costs	9,299	10,342	10,383	10,456
Total loans, net of deferred fees and costs	$1,683,377	$1,561,451	$1,501,976	$1,496,773

Small business lending portfolio:	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
	(in thousands)
SBA loans, including deferred fees and costs	337,440	301,502	270,860	266,433
SBA loans included in held-for-sale	222,007	215,064	199,977	193,372
Total SBA loans	$559,447	$516,566	$470,837	$459,805
* The preceding table shows SBA loans and SBA loans held-for-sale at the dates indicated (in thousands).
** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.
*** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $771,000 and $7.2 million at September 30, 2019 and December 31, 2018, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for loan and lease losses.
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Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of September 30, 2019
The Bancorp, Inc.	9.36%	25.09%	25.64%	25.09%
The Bancorp Bank	9.09%	24.63%	25.18%	24.63%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2018
The Bancorp, Inc.	10.11%	20.64%	21.07%	20.64%
The Bancorp Bank	9.70%	20.18%	20.61%	20.18%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Selected operating ratios:
Return on average assets (1)	1.60%	5.72%	1.41%	2.52%
Return on average equity (1)	17.20%	67.12%	14.92%	30.46%
Net interest margin	3.35%	3.22%	3.40%	3.15%

(1) Annualized

Book value per share table:	September 30,	March 31,	December 31,	September 30,
	2019	2019	2018	2018
Book value per share	$ 8.52	$ 7.70	$ 7.22	$ 6.95

Loan quality table:	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
Nonperforming loans to total loans	0.55%	0.57%	0.36%	0.35%
Nonperforming assets to total assets	0.19%	0.19%	0.12%	0.13%
Allowance for loan and lease losses to total loans	0.62%	0.64%	0.58%	0.54%

Nonaccrual loans	$ 6,420	$ 6,456	$ 4,516	$ 4,234
Loans 90 days past due still accruing interest	2,788	2,373	954	1,015
Other real estate owned	-	-	-	405
Total nonperforming assets	$ 9,208	$ 8,829	$ 5,470	$ 5,654

	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
	(in thousands)
Gross dollar volume (GDV) (2):
Prepaid card GDV	$ 17,264,890	$ 16,611,551	$ 13,526,647	$ 12,525,527

(2) Gross dollar volume represents the total dollar amount spent on prepaid cards issued by The Bancorp Bank.

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Business line quarterly summary:
Quarter ended September 30, 2019
(dollars in millions)

		Balances			Non-interest income
			% Growth			% Growth
Major business lines	Average approximate rates	Balances*	Year over year	Linked quarter annualized	Current quarter	Year over year
Loans
Institutional banking **	4.1%	$ 920	18%	40%	na	na
SBA	5.7%	559	22%	33%	na	na
Leasing	6.5%	413	4%	5%	$ 0.6	nm
Commercial real estate securitization	6.0%	267	nm	nm	13.7	nm
Weighted average yield	5.2%	$ 2,159

Deposits
Payment solutions	0.9%	$ 2,495	18%	nm	$ 16.1	22%
Card payment and ACH processing	0.7%	968	11%	nm	2.6	14%

* Loan categories based on period end balance and deposit categories based on average quarterly balances.
** Comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities and Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies.
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Analysis of Walnut Street* marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2018	(46)	(46)
2019 Marks	—
Payments received	(98)
September 30, 2019 Bancorp book value**	$49

Total marks		($104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the Bank's investment in a securitization of certain loans from the banks discontinued loan portfolio.
** Approximately 37% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of September 30, 2019.

Walnut Street portfolio composition as of September 30, 2019

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	51.5%
Office	14.7%
Other	3.8%
Construction and land	19.7%
First mortgage residential owner occupied	7.1%
First mortgage residential non-owner occupied	3.2%
Total	100.0%
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Cumulative analysis of marks on discontinued commercial loan principal as of September 30, 2019

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$ 94
Florida mall held in discontinued other real estate owned	42	$ (27)
Previous mark charges	14	(14)
Mark at September 30, 2019		(6)
Total	$ 150	$ (47)	31%

Analysis of discontinued loan relationships as of September 30, 2019

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)

6 loan relationships > $6 million	$47	$13	$60	$(3)	$(1)	$(4)
Loan relationships < $6 million	24	4	28	(2)	—	(2)
	$71	$17	$88	$(5)	$(1)	$(6)

Quarterly activity for discontinued commercial loan principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal June 30, 2019 before marks	$ 99
Quarterly paydowns	(5)
Commercial loan discontinued principal September 30, 2019 after marks	$ 94
Marks September 30, 2019	(6)
Net commercial loan exposure September 30, 2019	$ 88
Residential mortgages	48
Net loans	$ 136
Florida Mall in other real estate owned	15
14 Properties in other real estate owned	11
Total discontinued assets at September 30, 2019	$ 162
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Discontinued commercial loan composition as of September 30, 2019

Collateral type	Unpaid principal balance	Mark September 30, 2019	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$ 4	(0.6)	13%
Office	3	-	-
Other	35	(1.9)	5%
Construction and land	12	(0.1)	0%
Commercial non-real estate and industrial	9	(0.2)	2%
1 to 4 family construction	11	(2.5)	23%
First mortgage residential non-owner occupied	11	(0.3)	3%
Commercial real estate owner occupied:
Retail	7	-	-
Office	-	-	-
Other	-	-	-
Residential junior mortgage	1	-	-
Other	1	-	-
Total	$ 94
Less: mark	(6)
Net commercial loan exposure September 30, 2019	$ 88	$ (5.6)	6%

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